Exhibit 99.1

Truett-Hurst, Inc. Reports Results for the Fiscal Year Ended June 30, 2017

Healdsburg, California (October 13, 2017) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California, reported results for its fiscal year 2017 which ended on June 30, 2017.

FY17 vs. FY16

For fiscal year 2017, total net sales from continuing operations totaled $21.5 million, a decrease of 16.5% compared to the prior year. The reduction was primarily the result of a FY16 retail exclusive project with a national retailer that was nonrecurring in FY17. In addition, sales related to two other retail exclusive partners decreased in FY17 vs. FY16. Consolidated gross margin from continuing operations was 33.5%, an increase of 1.4% over the prior year due to a change in the ratio of wholesale to direct to consumer sales.

Wholesale Segment

•	Net Sales of $15.6 million (-22.2% or -$4.4 million compared to the prior year)
•	Gross Margin of 21.9% (a decrease of 0.9 margin points compared to the prior year)
•	Gross Profit of $3.4 million (-25.1% or -$1.1 million compared to the prior year)

Direct to Consumer (DTC) Segment

•	Net Sales of $6.0 million (+3.3% or $0.2 million compared to the prior year)
•	Gross Margin of 63.9% (a decrease of 0.7 margin points compared to the prior year)
•	Gross Profit of $3.8 million (+2.2% or +$0.1 million compared to the prior year)

Operating Expenses

Operating expenses for the fiscal year ended June 30, 2017 were $8.0 million compared to $8.4 million in the prior year, a decrease of 4.0%.

“Fiscal year 2017 was a year of significant change for our company,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO. “We moved our wine production to a new custom crush facility and purchased state of the art winemaking equipment to achieve greater quality control over our ultra-premium products. We broke ground on the VML tasting room at our Dry Creek Valley estate to enhance the reach of our DTC segment. Moreover, we put in place new sales, marketing, and finance leadership allowing us to strengthen our relationships with distributor partners and key customers.”

Earnings Call

The Company will not be conducting an earnings call related to its results for the fiscal year ended June 30, 2017.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release for the fiscal year ended June 30, 2017 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, and expenses for the periods after June 30, 2017. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; risks relating to our inventory; risks relating to our structure; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K expected to be filed on October 13, 2017, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$783	$4,043
Accounts receivable	1,932	2,678
Inventories, net	20,609	19,918
Bulk wine deposits	—	271
Other current assets	505	125
Total current assets	23,829	27,035
Property and equipment, net	5,426	5,583
Intangible assets, net	506	496
Other assets, net	277	391
Total assets	$30,038	$33,505
Liabilities and Equity
Current liabilities:
Lines of credit	$7,290	$10,311
Accounts payable	1,994	1,351
Accrued expenses	546	820
Depletion allowance and accrual for sales returns	495	1,138
Current portion of capital lease obligation	11	—
Current maturities of long term debt	491	475
Total current liabilities	10,827	14,095
Long term debt, net of current maturities	3,002	3,189
Capital lease obligation, net of current portion	63	—
Total liabilities	13,892	17,284

Equity:
Shareholders’ equity:
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at June 30, 2017 and June 30, 2017	—	—
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,426,789 issued and outstanding at June 30, 2017 and 4,306,609 issued and outstanding at June 30, 2016	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 7 issued and outstanding at June 30, 2017 and June 30, 2016	—	—
Additional paid-in capital	16,082	15,794
Accumulated deficit	(5,651)	(5,600)
Total Truett-Hurst, Inc. shareholders' equity	10,435	10,198
Noncontrolling interest	5,711	6,023
Total equity	16,146	16,221
Total liabilities and equity	$30,038	$33,505

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Fiscal Year Ended June 30,
	2017	2016
Sales	$22,153	$26,517
Less excise tax	(617)	(734)
Net sales	21,536	25,783
Cost of sales	14,314	17,496
Gross profit	7,222	8,287
Operating expenses:
Sales and marketing	4,986	5,286
General and administrative	2,985	3,062
Loss on disposal of assets	62	17
Total operating expenses	8,033	8,365
Net loss from operations	(811)	(78)
Other income (expense):
Interest expense, net	(331)	(317)
Gain on lease termination, net	844	—
Gain (loss) on fair value of interest rate swap	131	(143)
Other expense	(35)	(8)
Total other income (expense)	609	(468)
Net loss before income taxes	(202)	(546)
Income tax expense	(2)	(2)
Net loss from continuing operations	(204)	(548)
Income from discontinued operations, net of tax	—	45
Net loss attributable to Truett-Hurst, Inc. and H.D.D. LLC	(204)	(503)
Net loss attributable to noncontrolling interest: H.D.D. LLC	(153)	(259)
Net loss attributable to Truett-Hurst, Inc.	$(51)	$(244)
Net loss per share:
Basic per share	$(0.01)	$(0.06)
Weighted average shares used in computing net loss per share:
Basic and diluted weighted average shares	4,377,994	4,155,151

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(204)	$(503)
Income from discontinued operations, net of tax	—	(45)
Net loss from continuing operations	(204)	(548)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	851	707
Stock-based compensation	129	375
(Gain) loss on fair value of interest rate swap	(131)	143
Gain on lease termination, net	(844)	—
Proceeds received on lease termination	955	—
Loss on disposal of assets	92	17
Changes in operating assets and liabilities, net
Accounts receivable	746	105
Inventories	(691)	2,162
Bulk wine deposits	271	74
Other current assets	(372)	166
Accounts payable	643	(1,538)
Accrued expenses	(151)	28
Depletion allowance and accrual for sales returns	(643)	90
Due to related parties	—	(134)
Net cash provided by net operating assets and liabilities of discontinued operations	—	78
Net cash provided by operating activities	651	1,725
Cash flows from investing activities:
Acquisition of property and equipment	(674)	(428)
Acquisition of intangible and other assets	(50)	(137)
Proceeds from sale of assets	5	4
Net cash used in investing activities	(719)	(561)
Cash flows from financing activities:
Net (payments on) proceeds from lines of credit	(3,021)	1,277
Proceeds from long term debt	387	500
Payments on long term debt	(558)	(476)
Net cash (used in) provided by financing activities	(3,192)	1,301
Net change in cash and cash equivalents	(3,260)	2,465
Cash and cash equivalents at beginning of year	4,043	1,578
Cash and cash equivalents at end of year	$783	$4,043
Supplemental disclosure of cash flow information:
Cash paid for interest	$327	$324
Cash paid for income taxes	$2	$1
Non-cash investing and financing activities:
Equipment financed with capital lease obligation	$74	—

For more information, contact:

Truett-Hurst, Inc.

Evan B. Meyer,

Chief Financial Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email:  evan@truetthurst.com